EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Renewable Energy Resources, Inc. 2007 Equity Compensation Plan, of our report dated May 16, 2006, with respect to our audit of the financial statements of Renewable Energy Resources, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2005 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ EPSTEIN, WEBER & CONOVER, P.L.C.
EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
January 22, 2007